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                                   EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                                                       INCOME               SHARES               PER SHARE
                                                     (NUMERATOR)         (DENOMINATOR)             AMOUNT
                                                     -----------         -------------             ------
                                                          FOR THE SIX MONTHS ENDED JUNE 30, 1999

Net income before cumulative effect of
accounting change applicable to common
   Shareholders                                      $    194,209
                                                     ============

BASIC EPS
   Income before cumulative effect of
   accounting change applicable to common
   shareholders                                                            8,644,657              $ 0.02
                                                                                                  ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                   146,088
DILUTED EPS
   Income before cumulative effect of
   accounting change applicable to common
   shareholders                                                            8,790,745              $ 0.02
                                                                           =========              ======


Cumulative effect of accounting change               $ (1,706,416)
                                                     ============

BASIC EPS
   Cumulative effect of accounting change                                  8,644,657              $(0.19)
                                                                                                  ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                   146,088
DILUTED EPS
   Cumulative effect of accounting change                                  8,790,745              $(0.19)
                                                                           =========              ======


Net (loss) applicable to common
   shareholders                                      $ (1,512,207)
                                                     ============

BASIC EPS
   (Loss) applicable to common shareholders                                8,644,657              $(0.17)
                                                                                                  ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                   146,088
DILUTED EPS
   (Loss) applicable to common shareholders                                8,790,745              $(0.17)
                                                                           =========              ======
                                                    FOR SIX MONTHS ENDED JUNE 30, 1998

Net income applicable to common
   shareholders                                        $7,146,793


BASIC EPS
   Income applicable to common shareholders                                8,674,426              $ 0.82
                                                                                                  ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                   584,605
                                                                           ---------
DILUTED EPS
   Income applicable to common shareholders                                9,259,031              $ 0.77
                                                                           =========              ======
                                                    FOR THE QUARTER ENDED JUNE 30, 1999

Net income applicable to common
   shareholders                                        $1,631,975


BASIC EPS
   Income applicable to common shareholders                                8,628,947              $ 0.19
                                                                                                  ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                   130,040
                                                                           ---------
DILUTED EPS
   Income applicable to common shareholders                                8,758,987              $ 0.19
                                                                           =========              ======
                                                    FOR THE QUARTER ENDED JUNE 30, 1998

Net income applicable to common
   shareholders                                        $3,862,997
                                                     ============
BASIC EPS
   Income applicable to common shareholders                                8,688,531              $ 0.44
                                                                                                  ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                   591,045
                                                                           ---------
DILUTED EPS
   Income applicable to common shareholders                                9,279,576              $ 0.42
                                                                           =========              ======
